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                                                                    EXHIBIT 23.1

Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 2002 (except Note 12 as to which the date is April 15, 2002 and Note 1 and Note 5 as to which the date is June 25, 2002), in the Registration Statement (Form S-4) and related Prospectus of Technical Olympic USA, Inc. for the registration of $200,000,000 9% Senior Notes due 2010 and $150,000,000 10 3/8% Senior Subordinated Notes due 2010.

Miami, Florida
September 17, 2002

                                       /s/ Ernst & Young LLP